EXHIBIT 21

                               CONCORD EFS, INC.

                      FOR THE QUARTER ENDED MARCH 31, 1999

                         SUBSIDIARIES OF THE REGISTRANT



                                   Jurisdiction of
Company                            Organization                      Ownership
-------------------------------    ----------------------------      ----------

EFS National Bank                  National Bank Charter             100%

EFS Federal Savings Bank           Federal Savings Bank Charter      100%

Concord Computing Corporation      Delaware                          100%

Concord Retail Services, Inc.      Delaware                          100%

Concord Equipment Sales            Tennessee                         100%

Pay Systems of America, Inc.       Tennessee                         100%

Digital Merchants Systems of
  Illinois, Inc.                   Illinois                          100%

American Bankcard, Intl, Inc.      Illinois                          100%

Electronic Payment Services, Inc.  Delaware                          100%